PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
GATES INDUSTRIAL CORPORATION LTD.
AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

Gates Industrial Corporation Ltd. (the “Company”), pursuant to its Amended and Restated 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the “Maximum Number of Restricted Stock Units” set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Performance-Based Restricted Stock Unit Agreement (attached hereto), the Vesting Schedule attached hereto as Exhibit A, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:    [Insert Participant Name]
Date of Grant:     [Insert Date of Grant]
Performance Period:    The three-year period commencing on January 1, _____[insert year] and ending on December 31, [insert year].
Target Number of Restricted Stock
Units:     [Insert No. of Restricted Stock Units Granted]
Maximum Number of Restricted
Stock Units:    [Insert Maximum No. of Restricted Stock Units at Maximum Level of Performance]1

Vesting Schedule:    The Restricted Stock Units shall vest at such times and in such amounts as set forth in Exhibit A of the Performance-Based Restricted Stock Unit Agreement.
*    *    *
1 Note: The Maximum Number of Restricted Stock Units will equal 200% of the target award.

GATES INDUSTRIAL CORPORATION LTD.

_____________________________

By:        Holly Perkins
Title:     SVP, Human Resources
[Signature Page to Performance-Based Restricted Stock Award]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.
PARTICIPANT2

________________________________

2 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.
[Signature Page to Performance-Based Restricted Stock Award]

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
GATES INDUSTRIAL CORPORATION LTD.
AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN
Pursuant to the Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance-Based Restricted Stock Unit Agreement (this “Agreement”) and the Gates Industrial Corporation Ltd. Amended and Restated 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Gates Industrial Corporation Ltd. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.    Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units equal to the “Maximum Number of Restricted Stock Units” provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one Common Share). The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2.    Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in Exhibit A, attached hereto. With respect to any Restricted Stock Unit, the period of time that such Restricted Stock Unit remains subject to vesting shall be its Restricted Period.
3.    Settlement of Restricted Stock Units The Company will procure delivery to the Participant as soon as reasonably practicable (and, in any event, within two and one-half months) following the end of the Performance Period, either one Common Share or the cash value of one Common Share for each Restricted Stock Unit (as adjusted under the Plan, as applicable, and subject to Section 8 below) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer any Common Shares as contemplated by this Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Common Shares are listed for trading. Such compliance shall include the requirement for the Participant to pay the par value of each Common Share for each Restricted Stock Unit which has become vested hereunder, including through the use of the withholding methods set forth in Section 8, as determined by the Company.
4.    Treatment of Restricted Stock Units Upon Termination. Unless otherwise provided in Exhibit A, attached hereto, the provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.
5.    Participant. Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6.    Non-Transferability. The Restricted Stock Units may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, unless such transfer is by will, by the laws of descent and distribution or other applicable law, or specifically required pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.
7.    Rights as Shareholder; Dividend Equivalents. The Participant or a Permitted Transferee in accordance with Section 13(b) of the Plan shall have no rights as a shareholder with respect to any Common Share underlying a Restricted Stock Unit (including no rights with respect to voting or to receive dividends or dividend equivalents) unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Share, and no adjustment shall be made for dividends or distributions or other rights in respect of such Common Share for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on Common Shares from the Date of Grant through the settlement of such Restricted Stock Units. Such dividend equivalents will be provided in Common Shares or cash payments having a Fair Market Value on the date that the Restricted Stock Units are settled equal to the amount of such applicable dividends, and shall be payable at the same time as the Restricted Stock Units are settled in accordance with Section 3 above. In the event that any Restricted Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Restricted Stock Units.
8.    Tax Withholding and Payment of Par Value. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 13(d) of the Plan by way of a settlement procedure in accordance with the Company’s tax withholding procedures, including but not limited to effected by the settlement of the Award in a combination of: (i) Common Shares; and (ii) cash and/or withholding of the number of Company Common Shares (based on the Fair Market Value of the Common Shares on the day prior to vesting), where the amount of cash and/or Common Shares is sufficient to cover (A) the par value of each Common Share delivered pursuant to the award, and (B) all applicable required minimum income, employment, and/or other applicable taxes and employee and, if applicable, employer social security contributions that are statutorily required to be withheld with respect to an Award.
9.    Notice. Every notice or other communication relating to this Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Chief Legal Officer, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10.    Nature of Grant. By accepting the Restricted Stock Units, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(c)    all decisions with respect to future restricted stock unit or other grants, if any, will be at the sole discretion of the Company;
(d)    the Participant is voluntarily participating in the Plan;
(e)    the Restricted Stock Units, any Common Shares acquired under the Plan, cash payments received under the Plan, and the income from and value of same are not intended to replace any pension rights or compensation;
(f)    the Restricted Stock Units, any Common Shares acquired under the Plan, cash payments received under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(g)    the future value of the Common Shares underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;
(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a service provider or the terms of the Participant’s employment or service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law;
(i)    unless otherwise agreed with the Company in writing, the Restricted Stock Units, any Common Shares acquired under the Plan, cash payments received under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with the service Participant may provide as a director of any Subsidiary or Affiliate; and
(j)    neither the Company nor the Service Recipient shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any Common Shares acquired upon vesting.

11.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Common Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
12.    No Right to Continued Service. This Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient.
13.    Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
14.    Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
15.    Governing Law/Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Colorado.
16.    Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement (including the Grant Notice), the Plan shall govern and control.
17.    Tax Matters
(a)    It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the U.S. Internal Revenue Service thereunder.
(b)    The Restricted Stock Units granted hereunder are intended to comply with the requirements of Section 457A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 457A of the Code, it is intended that this Agreement be administered in all respects in accordance with Section 457A of the Code.
18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
19.    Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
20.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country or the broker’s country or where the Common Shares are listed, the Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Common Shares or rights to Common Shares (e.g., the Restricted Stock Units) or rights linked to the value of Common Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by laws or regulations in the applicable jurisdictions). Further, the Participant acknowledges that local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information and that the Participant may be prohibited from disclosing inside information to any third party and “tipping” third parties or causing them to otherwise buy or sell securities. Third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider-trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.
21.    Foreign Asset/Account Reporting; Exchange Control and Tax Reporting and Other Requirements. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the Restricted Stock Units, the acquisition, holding and/or transfer of Common Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. The Participant further understands that he or she should consult the Participant’s personal tax and legal advisors, as applicable on these matters.

Exhibit A
1.    Normal Vesting of Restricted Stock Units.
(a)    The Total Earned Amount of the Restricted Stock Units, if any, for the Performance Period shall be determined as follows: [Insert Performance Metric(s)], as set forth in Sections 2 and 3 of this Exhibit A.
(b)    Subject to Section 2 of this Exhibit A, provided the Participant has not undergone a Termination on or prior to the last day of the Performance Period, a number of Restricted Stock Units equal to the Total Earned Amount (as calculated below) shall vest and the restrictions on such Restricted Stock Units shall lapse on the date on which the Committee certifies the achievement of the applicable performance targets set forth herein (the “Regular Vesting Date”). Any remaining Restricted Stock Units that do not vest in accordance with the preceding sentence shall immediately be forfeited by the Participant and the Participant shall transfer such unvested Restricted Stock Units to such person (including but not limited to the Trustee) as the Company shall direct for no consideration upon such forfeiture.
(c)    Notwithstanding anything in Section 9(c)(ii) of the Plan to the contrary, in the event that the Participant undergoes a Termination as a result of such Participant’s death or Disability prior to the Regular Vesting Date, such Participant shall vest in a number of Restricted Stock Units equal to (i) a fraction, the numerator of which equals the number of elapsed calendar days from the first day of the Performance Period through the date of such Participant’s Termination, and the denominator of which equals the total number of calendar days during the Performance Period, multiplied by (ii) (x) in the case such Termination occurs during the first or second year of the Performance Period, the Target Number of Restricted Stock Units, with such Restricted Stock Units to be settled within two and half months following the Participant’s Termination as a result of such Participant’s death or Disability or (y) (x) in the case such Termination occurs after the commencement of the final year of the Performance Period, the Total Earned Amount determined on the Regular Vesting Date, with such Restricted Stock Units to be settled within two and half months following the end of the Performance Period; provided, however, if the Participant is terminated due to death or Disability following a Change in Control of the Company, the Participant shall be eligible to vest, on a pro-rated basis, in the number of Restricted Stock Units determined in accordance with Section 4 of this Exhibit A. Any remaining Restricted Stock Units that do not vest in accordance with the preceding sentence shall immediately be forfeited by the Participant and the Participant shall transfer such unvested Restricted Stock Units to such person (including but not limited to the Trustee) as the Company shall direct for no consideration upon such forfeiture.
2.    Calculating [Insert Performance Metric(s)].
(a)    Following the last day of the Performance Period, the Committee shall determine the Company’s [Insert Performance Metric(s)] in its sole discretion and no Restricted Stock Units shall vest, and the restrictions on such Restricted Stock Units shall not lapse, until the Committee certifies such [Insert Performance Metric(s)] performance, pursuant to Section 1(b) of this Exhibit A.
3.    Calculating Total Earned Amount. The resulting value of the Restricted Stock Units that shall vest, subject to Sections 1(b) and 2 of this Exhibit A based on actual performance of the Company during the Performance Period, as calculated by the tables set forth below in this Section 3 shall be hereinafter referred to as the “Total Earned Amount.”

(a)    [Insert Applicable Tables]
4. Treatment of Restricted Stock Units Upon a Change in Control.
(a)    Notwithstanding Section 1 of this Exhibit A, in the event of a Change in Control during the Participant’s employment and prior to the completion of the Performance Period, the number of Restricted Stock Units that shall equal the Total Earned Amount, as determined on the date of such Change in Control by the Committee in its sole discretion, shall be calculated as follows:
(i)    [Insert Applicable Performance Metric Treatment]
The number of Restricted Stock Units equal to the Total Earned Amount in accordance with the foregoing (the “CIC Earned Restricted Stock Units”) shall not be prorated based on the number of completed calendar days in the Performance Period. Any Restricted Stock Units that become CIC Earned Restricted Stock Units shall become vested as to 50% of such CIC Earned Restricted Stock Units as of the date of the Change in Control, and as to the remaining 50% of the CIC Earned Restricted Stock Units on the first anniversary of the date of such Change in Control; provided, however, that if Participant undergoes a Termination by the Service Recipient without Cause or due to death or Disability before such first anniversary, Participant shall fully vest in such remaining 50% immediately upon such Termination, with the CIC Earned Restricted Stock Units subject to pro-ration in accordance with Section 1(c) of this Exhibit A in the case of Termination by the Service Recipient due to death or Disability.
(b)    Notwithstanding the foregoing, in the event of a Change in Control during the Participant’s employment and prior to the completion of the Performance Period, the Participant shall fully vest in such Participant’s Target Number of Restricted Stock Units if the Restricted Stock Units are not continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto.
5. Definitions.
[Insert Applicable Definitions]